Consent of Independent Auditors




We consent to the use of our report dated February 4, 1999 on the consolidated financial statements IDS Life Insurance Company and the incorporation by reference of our report dated February 4, 1999 on the financial statements of IDS Life Variable Fund B in Post-Effective Amendment No. 61 to the Registration Statement (Form N-1, No. 2-47430 and 2-29358) and related Prospectus for the registration of IDS Life Variable Annuity Fund B interests to be offered by IDS Life Insurance Company.






/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 27, 1999